CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Investment Managers Series Trust II regarding the Prospectus and Statement of Additional Information of AXS First Priority CLO Bond ETF, a series of Investment Managers Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 13, 2022